Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 2, 2005 (except for Note O, as to which the date is March 18, 2005), accompanying the consolidated financial statements included in the Annual Report of ECC Capital Corporation on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of ECC Capital Corporation on Form S-8.

/s/    GRANT THORNTON LLP

Irvine, California

April 6, 2005